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                                                                   EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-99777 and Form S-3 No. 333-99777-01) of Crescent Real Estate Equities Limited Partnership and Crescent Finance Company of our report dated February 9, 2004 with respect to the combined financial statements of The Woodlands Development Company, L.P., The Woodlands Commercial Properties, L.P., and The Woodlands Operating Company, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ ERNST & YOUNG LLP
Houston, Texas
March 24, 2005